UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009 (December 16, 2009)

KAR Auction Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices) (Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 16, 2009, KAR Auction Services, Inc. (the “Company”) issued a press release announcing the preliminary results of the Company’s cash tender offer (the “tender offer”) for its 10% Senior Subordinated Notes due 2015, its 8¾% Senior Notes due 2014 and its Floating Rate Senior Notes due 2014.

On December 18, 2009, the Company issued a press release announcing the amendment of the tender offer.

In addition, on December 18, 2009, the Company issued a press release announcing that the underwriters of the initial public offering of the Company’s common stock have partially exercised their option to purchase additional shares.

Copies of the Company’s respective press releases announcing the preliminary results of the tender offer, the amendment of the tender offer and the underwriters’ partial exercise of their option to purchase additional shares are filed as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference in their entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated December 16, 2009

99.2	Press release dated December 18, 2009

99.3	Press release dated December 18, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2009	KAR Auction Services, Inc.

/s/ Rebecca C. Polak
Rebecca C. Polak Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated December 16, 2009

99.2	Press release dated December 18, 2009

99.3	Press release dated December 18, 2009